SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2007

GENERAL STEEL HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

STATE OF NEVADA 333-105903 412079252
(State or Other Jurisdiction (Commission File Number) (I.R.S. Employer
of Incorporation) Identification No.)

100020
(Zip Code)

Kuntai International Mansion Building, Suite 2315, Yi No 12, Chao Yang Men Wai Ave.,
Chao Yang District, Beijing 100020, China
(Address of Principal Executive Offices)

+ 86 (10) 58797346
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01: ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 27, 2007, Tianjin Daqiuzhuang Metal Sheet Co., Ltd. (“Daqiuzhuang Metal”), a 70% owned subsidiary of the Registrant, and Baotou Iron and Steel Group Co., Ltd. (“Baotou Steel”) entered into an Amended and Restated Joint Venture Agreement (the “Agreement”), amending the Joint Venture Agreement entered into on September 28, 2005 (“Original Joint Venture Agreement”). The Amended and Restated Joint Venture Agreement has increased Daqiuzhuang Metal’s ownership interest in the Joint Venture to 80%.

Terms and Conditions of the Agreement

Purpose

The purpose of the Agreement was to form a new joint venture company, Baotou Steel - General Steel Special Steel Pipe Joint Venture Company Limited, a limited liability company formed under the laws of the People's Republic of China (the "Joint Venture Company"). The Joint Venture Company will be located at Kundulun District, Baotou City, Inner Mongolia, China. The stated purposes of the Joint
Venture Company are, among others, to improve the product quality and the production capacity and competitiveness by adopting advanced technology in the production of steel products. The Joint Venture Company is expected to eventually have a capacity of producing 600,000 metric tons of specialty steel products a year.

Capital Contributions

The Agreement states that the initial capital of the Joint Venture Company will be approximately US$6,400,000, and the registered capital will be approximately US$6,400,000.

The Agreement sets outs the initial contributions of each party to the Agreement to the Joint Venture Company. Baotou Steel will contribute RMB 10,000,000, or approximately US$1,270,000. Daqiuzhuang Metal will contribute RMB 40,000,000, or approximately US$5,130,000.

Ownership

The Agreement states that Baotou Steel will have a 20% ownership interest and Daqiuzhuang Metal will have a 80% ownership interest in the Joint Venture Company.

Directors and Management

The Agreement states that there will be seven (7) directors of which three (2) will be appointed by Baotou Steel and five (5) will be appointed by Daqiuzhuang Metal. The chairman of the board will be appointed by Daqiuzhuang Metal and the vice chairman will be appointed by Baotou Steel. The Agreement states that certain major issues will require the unanimous approval of the directors present at the board meeting, and all other issues will be discussed and approved by two-thirds of directors.

The Joint Venture Company will have a management office consisting of one general manager, three vice general managers and one chief financial officer. Daqiuzhuang Metal will appoint the general manager, the chief financial officer and the two (2) vice general managers. Baotou Steel will appoint one vice general manager.

Duration of the Joint Venture Company

The duration of the Joint Venture Company will be 20 years from the date of issuance of the business license and can be prolonged upon suggestion of either party to the Agreement at least six months before the expiration date of the Agreement and upon the approval by the Board of Directors.

Miscellaneous Provisions

In addition, the Agreement sets out various administrative provisions relating to the Agreement, including, but not limited to, labor management, taxes, disposal of assets upon liquidation, insurance, force majeure and amendment and termination of the Agreement.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits.

The following exhibits are filed as part of this report:

10.1 Amended and Restated Joint Venture Agreement, dated April 27, 2007, by and between Tianjin Daqiuzhuang Metal Sheet Co., Ltd. and Baotou Iron and Steel Group Co., Ltd.

99.1 Press release dated April 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2007	GENERAL STEEL HOLDINGS, INC.
(Registrant)

	By:	/s/ John Chen
Name: John Chen
Title: Chief Financial Officer